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                          AGREEMENT AND PLAN OF MERGER
                        PURSUANT TO SECTION 251(G) OF THE
                        DELAWARE GENERAL CORPORATION LAW

         This AGREEMENT AND PLAN OF MERGER (this "Merger Agreement") is made as of March 3, 1999, by and among Oglebay Norton Company, a Delaware corporation ("Oglebay Norton"), Oglebay Norton Holding Company, a Delaware corporation and wholly-owned subsidiary of Oglebay Norton (the "Holding Company"), ONCO Investment Company, a Delaware corporation and wholly-owned subsidiary of the Holding Company (the "Investment Company"), and Oglebay Norton Merger Company, a Delaware corporation and wholly-owned subsidiary of the Investment Company (the "Merger Company").

         WHEREAS, Oglebay Norton has an authorized capital stock consisting of 10,000,000 shares of Common Stock, $1.00 par value per share, of which 4,764,350 are issued and outstanding and 2,484,002 are held in treasury, and 5,000,000 shares of Preferred Stock, without par value, none of which are issued and outstanding;

         WHEREAS, the Holding Company has an authorized capital stock consisting of 10,000,000 shares of Common Stock, $1.00 par value per share, of which one share is issued and outstanding and is owned by Oglebay Norton, and 5,000,000 shares of Preferred Stock, without par value, none of which are issued and outstanding;

         WHEREAS, the Investment Company has an authorized capital stock consisting of one (1) share of Common Stock, $1.00 par value, which share is issued and outstanding and is owned by the Holding Company;

         WHEREAS, the Merger Company has an authorized capital stock consisting of one hundred (100) shares of Common Stock, $1.00 par value, of which one (1) share is issued and outstanding and is owned by the Investment Company; and

         WHEREAS, the respective Boards of Directors of Oglebay Norton, the Holding Company, the Investment Company and the Merger Company deem it advisable that the Merger Company merge with and into Oglebay Norton pursuant to Section 251(g) of the Delaware General Corporation Law (the "DGCL") and upon the terms and conditions herein provided and, therefore, have each approved and authorized this Merger Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree that, in accordance with the DGCL, the Merger Company shall be merged with and into Oglebay Norton in accordance with the following terms and conditions.

         1. THE MERGER. Effective upon the filing of this Merger Agreement or a separate certificate of merger, in such form as is required by the DGCL, with the Secretary of State of the State of Delaware (the "Effective Time"), the Merger Company will be merged with and into Oglebay Norton in accordance with
Section 251(g) of the DGCL. As a result of the merger (the "Merger"), the separate existence of the Merger Company will cease and Oglebay Norton will be the surviving

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corporation (the "Surviving Company"). From and after the Effective Time, the
Merger will have the effects specified in the DGCL.

         2. CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE HOLDING COMPANY. The Certificate of Incorporation and By-laws of the Holding Company immediately following the Effective Time shall become or remain identical to the Restated Certificate of Incorporation and By-laws of Oglebay Norton, except for the provisions of the Certificate of Incorporation regarding the corporate name (Article First), the registered office and agent (Article Second), and the incorporator (Article Thirteenth) and except that references to "restated certificate of incorporation" are replaced with "certificate of incorporation." As of the Effective Time, Article FIRST of the Certificate of Incorporation of the Holding Company shall be amended to read as follows:

         FIRST.  The name of the Corporation is Oglebay Norton Company.

         3. CERTIFICATE OF INCORPORATION OF THE SURVIVING COMPANY. The Certificate of Incorporation of Oglebay Norton, as amended and in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Company, until further amended in accordance with the provisions thereof and applicable law, except that, as of the Effective Time, the Certificate of Incorporation of Oglebay Norton shall be amended as follows:

         Article First of the Certificate of Incorporation shall be replaced in its entirety with the following new Article First:

         FIRST.  The name of the Corporation is ON Marine Services Company.

         Article Fourth, including Divisions A, B and C thereof, of the Certificate of Incorporation shall be replaced in its entirety with the following new Article Fourth:

         FOURTH. The total number of shares of capital stock which the Corporation shall have authority to issue is one (1) share of common stock, par value $1.00 per share.

         The following new Article Thirteenth shall be added to the Certificate of Incorporation:

         THIRTEENTH. Any act or transaction by or involving the Corporation that requires for its adoption under the Delaware General Corporation Law or this Certificate of Incorporation the approval of the stockholders of the Corporation shall, pursuant to Section 251(g) of the Delaware General Corporation Law, require, in addition, the approval of the stockholders of Oglebay Norton Company (formerly Oglebay Norton Holding Company), or any successor by merger, by the same vote as is required by the Delaware General Corporation Law and/or by this Certificate of Incorporation.

         4. BY-LAWS OF THE SURVIVING COMPANY. The By-laws of the Merger Company, as amended and in effect at the Effective Time, shall be the By-laws of the Surviving Company, without change or amendment until further amended in accordance with the provisions thereof and applicable law.


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         5. DIRECTORS AND OFFICERS OF THE HOLDING COMPANY. From and after the
Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors and officers of Oglebay Norton immediately prior to the Effective Time shall become or remain the directors and officers of the Holding Company.

         6. DIRECTORS AND OFFICERS OF THE SURVIVING COMPANY. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors and officers of the Merger Company immediately prior to the Effective Time shall be the directors and officers of the Surviving Company.

         7. FURTHER ASSURANCES. From time to time, as and when required by the Surviving Company or by its successors and assigns, there shall be executed and delivered on behalf of the Merger Company such deeds and other instruments, and there shall be taken or caused to be taken by it such further actions, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise in the Surviving Company the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Merger Company, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Company are fully authorized in the name and on behalf of the Merger Company or otherwise to take any and all such actions and to execute and deliver any and all such deeds and other instruments.

         8. COMMON STOCK OF OGLEBAY NORTON. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of Common Stock, $1.00 par value per share, of Oglebay Norton outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of Common Stock, $1.00 par value per share, of the Holding Company. The conversion of these shares will occur by virtue of the Merger and without an exchange of certificates, and each certificate representing shares of Common Stock of Oglebay Norton issued and outstanding immediately prior to the Merger will, upon completion of the Merger, represent shares of Common Stock of the Holding Company.

         9. COMMON STOCK OF THE MERGER COMPANY. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Common Stock, $1.00 par value per share, of the Merger Company outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of Common Stock, $1.00 par value per share, of the Surviving Company.

         10. COMMON STOCK OF THE HOLDING COMPANY OWNED BY OGLEBAY NORTON. At the Effective Time, each share of Common Stock of the Holding Company owned by Oglebay Norton will be canceled, and all rights in respect thereof will cease.

         11. STOCK CERTIFICATES. At and after the Effective Time, all of the outstanding certificates that prior to that time represented shares of Common Stock of Oglebay Norton shall be deemed for all purposes to evidence the same number of shares of Common Stock of the Holding Company. The registered owner on the books and records of the Holding Company or its transfer agent of any such stock certificate shall, until such certificate shall have been surrendered for transfer or conversion

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or otherwise accounted for to the Holding Company or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of the Holding Company to which such person is entitled.

         12. ABANDONMENT. At any time before the Effective Time, this Merger Agreement may be terminated and the Merger may be abandoned at the election of the Board of Directors of Oglebay Norton if the Board of Directors shall have determined that the Merger is not in the best interest of Oglebay Norton or its stockholders.

         13. AMENDMENT. This Merger Agreement may be amended at any time before the Merger becomes effective in a written instrument approved in form and substance by the Board of Directors of Oglebay Norton and executed by all of the parties hereto.

         14. COUNTERPARTS. This Merger Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                           [signature page to follow]


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         IN WITNESS WHEREOF, the parties hereto have caused this Merger
Agreement to be duly executed by their respective authorized officers as of the date first written above.


                              OGLEBAY NORTON COMPANY

                              /s/ JOHN J. KIRN, JR.
                              -----------------------------------
                              By: John J. Kirn, Jr.
                              Title: Assistant Secretary


                              OGLEBAY NORTON HOLDING COMPANY

                              /s/ JOHN J. KIRN, JR.
                              -----------------------------------
                              By: John J. Kirn, Jr.
                              Title: Assistant Secretary


                              ONCO INVESTMENT COMPANY

                              /s/ JOHN J. KIRN, JR.
                              -----------------------------------
                              By: John J. Kirn, Jr.
                              Title: Secretary


                              OGLEBAY NORTON MERGER COMPANY

                              /s/ JOHN J. KIRN, JR.
                              -----------------------------------
                              By: John J. Kirn, Jr.
                              Title: Secretary


The Secretary of Oglebay Norton Company hereby certifies that this Merger Agreement has been adopted pursuant to Section 251(g) of the Delaware General Corporation Law and that the conditions specified in the first sentence of
Section 251(g) have been satisfied.


/s/ ROCHELLE F. WALK
-----------------------------------
By: Rochelle F. Walk
Title: Secretary

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